Exhibit 4.2

Execution Version

3.100% Senior Notes due 2026

PRINCIPAL FINANCIAL GROUP, INC.,

as Issuer,

and

PRINCIPAL FINANCIAL SERVICES, INC.,

as Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

NINTH SUPPLEMENTAL INDENTURE

Dated as of November 10, 2016

i

NINTH SUPPLEMENTAL INDENTURE, dated as of November 10, 2016, among PRINCIPAL FINANCIAL GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company,” as further defined in the Original Indenture hereinafter referred to), PRINCIPAL FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Iowa, as guarantor (the “Guarantor,” as further defined in the Original Indenture hereinafter referred to), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association incorporated and existing under the laws of the United States of America, as trustee (the “Trustee,” as further defined in the Original Indenture hereinafter referred to).

WHEREAS, the Company, the Guarantor and the Trustee have heretofore entered into a Senior Indenture, dated as of May 21, 2009 (the “Original Indenture”);

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Ninth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, Section 301 of the Original Indenture provides for various matters with respect to Securities issued under the Original Indenture to be established in an indenture supplemental to the Original Indenture;

WHEREAS, Section 901(4) of the Original Indenture permits the execution and delivery of a supplemental indenture without the consent of any Holders to establish the form or terms of Securities of any series;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, the Guarantor will fully and unconditionally guarantee the obligations of the Company under the new series of Securities in accordance with the provisions of the Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Ninth Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed have been performed and fulfilled.

NOW THEREFORE, for and in consideration of the premises and the purchase of the Senior Notes (as defined herein) by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

ARTICLE I

THE SERIES OF SECURITIES

SECTION 1.1.                  Establishment.

There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s “3.100% Senior Notes due 2026” (the “Senior Notes”).

The initial limit upon the aggregate principal amount of the Senior Notes that may be authenticated and delivered under the Indenture (except for (i) Senior Notes authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, other Senior Notes pursuant to Sections 304, 305, 306, 906 or 1108 of the Original Indenture, and (ii) any Senior Notes which, pursuant to Section 303 of the Original Indenture, are deemed never to have been authenticated and delivered thereunder) is $350,000,000; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future, without the consent of the Holders of the Senior Notes, on the same terms and conditions and with the same CUSIP and ISIN numbers as the Senior Notes, except that the issue price, the first interest payment date and the issue date may vary.

The Senior Notes shall be issued in the form of one or more Global Securities in substantially the form set forth in Exhibit A hereto.  The Depositary with respect to the Senior Notes shall be The Depository Trust Company.

SECTION 1.2.                  Definitions.

The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed (assuming, for this purpose, that the Senior Notes matured on the Par Call Date (as defined below)) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes (assuming, for this purpose, that the Senior Notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date for the Senior Notes, the average, as determined by the Company, of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Interest Payment Date” means May 15 and November 15 of each year, commencing on May 15, 2017.

“Par Call Date” means August 15, 2026.

“Reference Treasury Dealer” means each of (i) Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. and (ii) two other Primary Treasury Dealers (as defined below) selected by the Company; provided that if any of the foregoing shall cease to be a U.S. Government Securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” means the May 1 or November 1 of each year (whether or not a Business Day) immediately preceding the related Interest Payment Date.

“Treasury Rate” means the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

SECTION 1.3.                  Payment of Principal, Premium, if any, and Interest.

The Senior Notes will mature on November 15, 2026.  The Senior Notes shall bear interest at the rate of 3.100% per annum from November 10, 2016.  Interest shall be paid semi-annually on each Interest Payment Date, commencing May 15, 2017 to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date.  Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid as provided in Section 307 of the Original Indenture.

Principal of, and premium, if any, and interest on the Senior Notes will be payable, and transfers of the Senior Notes will be registrable, at the Company’s office or agency in the Borough of Manhattan, The City of New York, which initially shall be the Corporate Trust Office of the Trustee.  Transfers of the Senior Notes will also be registrable at any of the Company’s other offices or agencies that it may maintain for that purpose.

SECTION 1.4.                  Denominations.

The Senior Notes may be issued in denominations of $2,000 or any multiple of $1,000 in excess thereof.

SECTION 1.5.                  No Sinking Fund.

The Senior Notes are not entitled to the benefit of any sinking fund.

SECTION 1.6.                  Global Securities.

The Senior Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee.  Except under the limited circumstances described below, Senior Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form.  The Global Securities described above may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or its nominee.

Owners of beneficial interests in such Global Securities will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee.  The rights of Holders of such Global Securities shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Senior Notes registered in the names of Persons other than the Depositary or its nominee only as provided by Section 305 of the Original Indenture.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Notes registered in such names as the Depositary shall direct.

SECTION 1.7.                  Transfer.

No service charge will be made for any registration of transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 1.8.                  Defeasance.

The provisions of Sections 1202 and 1203 of the Original Indenture will apply to the Senior Notes.

SECTION 1.9.                  Optional Redemption.

The Senior Notes will be redeemable, at the option of the Company, at any time and from time to time (the date of any such redemption, a “Redemption Date”), in whole or in part, at a redemption price (the “Redemption Price”) equal to:

(a)                                 if the Senior Notes are redeemed prior to the Par Call Date, the greater of (i) 100% of the principal amount of the Senior Notes to be redeemed or (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed that would be due if the Senior Notes matured on the Par Call Date, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, as calculated by an Independent Investment Banker; or

(b)                                 if the Senior Notes are redeemed on or after the Par Call Date, 100% of the principal amount of the Senior Notes to be redeemed;

plus, in each case, accrued and unpaid interest on the Senior Notes to be redeemed to, but excluding, such Redemption Date.

If the Company has given notice as provided in the Original Indenture and made funds available for the redemption of any Senior Notes called for redemption on the Redemption Date referred to in that notice, those Senior Notes will cease to bear interest on that Redemption Date.  Any interest accrued to the Redemption Date will be paid as specified in such notice.  The Company will give written notice of any redemption of any Senior Notes to Holders of the Senior Notes to be redeemed at their addresses, as shown in the Security Register for the Senior Notes, at least 30 days and not more than 60 days prior to the Redemption Date.  The notice of redemption will specify, among other items, the Redemption Date, the Redemption Price and the aggregate principal amount of the Senior Notes to be redeemed.

If the Company chooses to redeem less than all of the Senior Notes, the particular Senior Notes to be redeemed shall be selected by the Trustee not more than 45 days prior to the Redemption Date.  The Senior Notes shall be selected by lot or, in the case of Global Securities, pursuant to the applicable procedures of the Depositary, for the Senior Notes to be redeemed in part.

SECTION 1.10.           Events of Default.

In addition to the Events of Default set forth in Section 501 of the Original Indenture, each of the following will also constitute an “Event of Default” for the Senior Notes:

•                  default for 30 days in the payment of any interest on the Senior Notes under the Guarantee (as defined herein) by the Guarantor;

•                  default in the payment of principal of the Senior Notes, or premium, if any, when due under the Guarantee by the Guarantor;

•                  default in the performance, or breach, of any covenant or warranty of the Guarantor in the Indenture or the Guarantee (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Guarantor by the Trustee or to the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

•                  the entry of a decree or order by a court having jurisdiction in the premises adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable U.S. Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Guarantor or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

•                  the Guarantee ceases to be in full force and effect (other than in accordance with its terms) or the Guarantor denies or disaffirms its obligations under the Guarantee.

ARTICLE II

GUARANTEE

SECTION 2.1.                  Guarantee.

The Guarantor shall fully, unconditionally and irrevocably guarantee the Senior Notes pursuant to a guarantee in substantially the form set forth in Exhibit B hereto (the “Guarantee”).

ARTICLE III

MISCELLANEOUS

SECTION 3.1.                  Recitals by the Company.

The recitals in this Ninth Supplemental Indenture are made by the Company and the Guarantor only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Senior Notes and of this Ninth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 3.2.                  Application of Supplemental Indenture.

Each and every term and condition contained in this Ninth Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Original Indenture shall apply to the Senior Notes created hereby and not to any future series of Securities established under the Original Indenture.

SECTION 3.3.                  Executed in Counterparts.

This Ninth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

SECTION 3.4.                  Governing Law; Waiver of Jury Trial.

THIS NINTH SUPPLEMENTAL INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING

OUT OF OR RELATING TO THIS NINTH SUPPLEMENTAL INDENTURE, THE SENIOR NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, each party hereto has caused this Ninth Supplemental Indenture to be duly executed as of the day and year first above written.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Karen E. Shaff
Name: Karen E. Shaff
Title: Executive Vice President, General Counsel and Secretary

PRINCIPAL FINANCIAL SERVICES, INC., as Guarantor

By:	/s/ Karen E. Shaff
Name: Karen E. Shaff
Title: Executive Vice President, General Counsel and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

[Signature Page to Ninth Supplemental Indenture]

EXHIBIT A

[FORM OF GLOBAL NOTE]

(FORM OF FACE OF SECURITY)

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL FINANCIAL GROUP, INC.

3.100% Senior Notes due 2026

CUSIP: 74251V AM4

No.	$

PRINCIPAL FINANCIAL GROUP, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [                    ] Dollars on November 15, 2026, and to pay interest thereon from November 10, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing on May 15, 2017, at the rate of 3.100% per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PRINCIPAL FINANCIAL GROUP, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

(FORM OF REVERSE OF SECURITY)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Indenture, dated as of May 21, 2009, as supplemented and amended from time to time (herein called the “Indenture”), between the Company, Principal Financial Services, Inc., as guarantor (herein called the “Guarantor,” as such term is further defined in the Indenture), and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), including by the Ninth Supplemental Indenture thereto dated as of November 10, 2016, among the Company, the Guarantor and the Trustee (the “Supplemental Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[                    ].

All terms used in this Security that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Securities of this series will be redeemable, at the option of the Company, as set forth in Section 1.9 of the Supplemental Indenture.

The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness on this Security, upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Upon payment of the amount of principal so declared due and payable, of any overdue interest and of interest on any overdue principal and overdue interest at the rate per annum applicable to the Securities of this series set forth on the face hereof (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holders of the Securities of such series shall be conclusive and binding upon such Holders and upon all future Holders of Securities of such series and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon such Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Guarantor shall fully, unconditionally and irrevocably guarantee, on an unsecured senior basis, the obligations of the Company under this Security, subject to the terms, conditions and limitations provided in the Indenture and the Guarantee, dated as of November 10, 2016, from the Guarantor to the Trustee, relating to this Security.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SECURITY OR THE TRANSACTION CONTEMPLATED HEREBY.

EXHIBIT B

[FORM OF GUARANTEE]

3.100% Senior Notes due 2026

GUARANTEE

from

PRINCIPAL FINANCIAL SERVICES, INC., as Guarantor

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated as of November 10, 2016

GUARANTEE

This Guarantee (this “Guarantee”) is made and entered into as of November 10, 2016 from PRINCIPAL FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Iowa, as guarantor (herein called the “Guarantor,” which term includes any successor hereunder), to THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association incorporated and existing under the laws of the United States of America, as trustee (the “Trustee,” as further defined in the Indenture hereinafter referred to). Defined terms used herein without definition shall have the meanings given to them in the Senior Indenture, dated as of May 21, 2009, among Principal Financial Group, Inc., a Delaware corporation (the “Company,” as further defined in the Indenture hereinafter referred to), the Guarantor and the Trustee, as supplemented by the Ninth Supplemental Indenture, dated as of November 10, 2016, among the Company, the Guarantor and the Trustee with respect to the Senior Notes as defined below (the “Indenture”).

RECITALS

The Guarantor is a wholly-owned subsidiary of the Company and has duly authorized the execution and delivery of this Guarantee to provide for the guarantee by the Guarantor for the benefit of the Holders of the Company’s 3.100% Senior Notes due 2026 (the “Senior Notes”) issued pursuant to the Indenture.

For and in consideration of the premises and the purchase of the Senior Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF GUARANTOR

SECTION 1.1.                  Guarantor Representations and Warranties.

The Guarantor does hereby represent and warrant that it is a corporation duly incorporated and in good standing under the laws of the State of Iowa, has the power to enter into and perform this Guarantee and to own its corporate property and assets, has duly authorized the execution and delivery of this Guarantee by proper corporate action and neither this Guarantee, the authorization, execution, delivery and performance hereof, the performance of the agreements herein contained nor the consummation of the transactions herein contemplated will violate in any material respect any provision of law, any order of any court or agency of government or any agreement, indenture or other instrument to which the Guarantor is a party or by which it or its property is bound, or in any material respect be in conflict with or result in a breach of or constitute a default under any indenture, agreement or other instrument or any provision of its certificate of incorporation, bylaws or any requirement of law. This Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles.

ARTICLE II

GUARANTEE OF OBLIGATIONS

SECTION 2.1.                  Obligations Guaranteed.

Subject to the provisions of this Article II, the Guarantor hereby fully, unconditionally and irrevocably guarantees (a) to each Holder of a Senior Note authenticated and delivered by the Trustee or Authenticating Agent, (i) the full and prompt payment of the principal of, and premium, if any, and interest on, and any Redemption Price with respect to, such Senior Note, when, where and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise in accordance with the terms of such Senior Note and the Indenture and (ii) the full and prompt payment of interest on the overdue principal and interest, if any, on such Senior Note, at the rate specified in such Senior Note and to the extent lawful and (b) to the Trustee the full and prompt payment upon written demand therefor of all amounts due to it in accordance with the terms of the Indenture (collectively the “Guaranteed Obligation”). If for any reason the Company shall fail punctually to pay any such Guaranteed Obligation, the Guarantor hereby agrees to cause any such Guaranteed Obligation to be made punctually when, where and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise.  All payments by the Guarantor hereunder shall be paid in lawful money of the United States of America. This Guarantee is unsecured and ranks equally in right of payment with all of the Guarantor’s existing and future senior indebtedness.

SECTION 2.2.                  Obligations Unconditional.

The obligations of the Guarantor under this Guarantee shall be absolute, unconditional and irrevocable and shall constitute a continuing guarantee of payment and not of collectability.  Such obligations shall remain in full force and effect until this Guarantee shall terminate in accordance with the provisions of Section 5.1 hereof, and, to the maximum extent permitted by applicable law, such obligations shall not be affected, modified, released or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of, the Guarantor:

(a)                                 the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company contained in the Senior Notes or the Indenture, or of the payment, performance or observance thereof;

(b)                                 the failure to give notice to the Guarantor of the occurrence of any default or an Event of Default under the terms and provisions of the Senior Notes or the Indenture;

(c)                                  the assignment or purported assignment of any of the obligations, covenants and agreements contained in this Guarantee;

(d)                                 the extension of the time for payment of any principal of, premium, if any, or interest on, or any Redemption Price with respect to, the Senior Notes or of the time for performance of any obligations, covenants or agreements under or arising out of the Senior Notes or the Indenture or the extension or the renewal of any thereof;

(e)                                  the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Senior Notes or the Indenture;

(f)                                   the taking or the omission to take any of the actions referred to in this Guarantee or in the Indenture;

(g)                                  any failure, omission or delay on the part of, or the inability of, the Trustee or the Holders of the Senior Notes to enforce, assert or exercise any right, power or remedy conferred on the Trustee, such Holders or any other person in this Guarantee or in the Indenture for any reason;

(h)                                 the voluntary or involuntary liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Company or any or all of its assets, or any allegation or contest of the validity of the Senior Notes or the Indenture or the disaffirmance of the Senior Notes or the Indenture in any such proceeding; it being specifically understood, consented and agreed to that this Guarantee shall remain and continue in full force and effect and shall be enforceable against the Guarantor to the same extent and with the same force and effect as if such proceedings had not been instituted, and it is the intent and purpose of this Guarantee that the Guarantor shall and does hereby waive, to the maximum extent permitted by applicable law, all rights and benefits which might accrue to the Guarantor by reason of any such proceedings;

(i)                                     any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee;

(j)                                    the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guarantee;

(k)                                 the release, substitution or replacement of any security pledged for the benefit of the Holders of the Senior Notes under the Indenture;

(l)                                     the disposition by the Company of any or all of its interest in any capital stock of the Guarantor, or any change, restructuring or termination of the corporate structure, ownership, corporate existence or any rights or franchises of the Guarantor;

(m)                             any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor; or

(n)                                 any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

SECTION 2.3.                  No Waiver or Set-Off.

The Guarantor agrees that, to the maximum extent permitted by law, (a) no act of commission or omission of any kind or at any time on the part of the Trustee or any Holder of the Senior Notes, or their successors and assigns, in respect of any matter whatsoever shall in any way impair the rights of the Trustee or such Holders to enforce any right, power or benefit under this Guarantee, and (b) no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance), which the Guarantor or the Company has or may have against the Trustee or such Holders or any assignee or successor thereof shall be available hereunder to the Guarantor.

SECTION 2.4.                  Waiver of Notice; Expenses.

The Guarantor hereby expressly waives notice from the Trustee or the Holders of the Senior Notes of their acceptance and reliance on this Guarantee.  The Guarantor further waives, to the maximum extent permitted by law, any right that it may have (a) to require the Trustee or the Holders of the Senior Notes to take action or otherwise proceed against the Company, (b) to require the Trustee or the Holders of the Senior Notes to proceed against or exhaust any security pledged for the benefit of the Holders of the Senior Notes under the Indenture or (c) to require the Trustee or the Holders of the Senior Notes otherwise to enforce, assert or exercise any other right, power or remedy that may be available to the Trustee or such Holders. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees and expenses, that may be incurred by the Trustee in enforcing or attempting to enforce this Guarantee or protecting the rights of the Trustee or the Holders of the Senior Notes following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

SECTION 2.5.                  Subrogation of Guarantor; Subordination.

Notwithstanding any payment or payments made by the Guarantor, the Guarantor agrees that it will not enforce, by reason of subrogation, contribution, indemnity or otherwise, any rights the Trustee or the Holders of the Senior Notes may have against the Company until all of the Guaranteed Obligations shall have been finally, indefeasibly and unconditionally paid in full.  Any claim of the Guarantor against the Company arising from payments made by the Guarantor by reason of this Guarantee shall be in all respects subordinated to the final, indefeasible, unconditional, full and complete payment or discharge of all of the Guaranteed Obligations guaranteed hereby.

SECTION 2.6.                  Reinstatement.

This Guarantee shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, or any part thereof, made by or on behalf of the Company or the Guarantor in respect of any of the Senior Notes is rescinded or must otherwise be restored or returned by the Trustee or any Holder of such Senior Notes for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Company or any substantial part of its properties, or otherwise, all as though such payment had not been made.

SECTION 2.7.                  Rights of Holders.

The Guarantor expressly acknowledges that the Trustee has the right to enforce this Guarantee on behalf of the Holders of the Senior Notes in accordance with and subject to the provisions of the Indenture.

ARTICLE III

COVENANTS OF THE GUARANTOR

SECTION 3.1.                  Consolidation, Merger Conveyance, Transfer or Lease.

(a)                                 Subject to Section 3.1(c), the Guarantor shall not consolidate with or merge with or into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, and the Guarantor shall not permit any Person to consolidate with or merge with or into the Guarantor, unless:

(1)                                 the Guarantor or the Company is the surviving corporation in a merger or consolidation; or

(2)                                 in case the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the assets of the Guarantor substantially as an entirety shall be a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental agreement hereto, executed and delivered to the Trustee, all of the obligations of the Guarantor under the Indenture and this Guarantee; and

(3)                                 immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(4)                                 the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement comply with this Section 3.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)                                 Subject to Section 3.1(c), any indebtedness which becomes an obligation of the Guarantor or any of its Subsidiaries as a result of any such transaction shall be treated as having been incurred by the Guarantor or such Subsidiary at the time of such transaction.

(c)                                  The provisions of Section 3.1(a) and (b) shall not be applicable to:

(1)                                 the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of the Guarantor’s wholly owned Subsidiaries to the Guarantor or to the Company or to other wholly owned Subsidiaries of the Guarantor; or

(2)                                 any recapitalization transaction, a change of control of the Guarantor or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by the Guarantor or the conveyance, transfer or lease of the Guarantor’s assets substantially as an entirety.

(d)                                 Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any conveyance, transfer or lease of the assets of the Guarantor substantially as an entirety in accordance with this Section 3.1, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of any lease, the Guarantor shall be relieved of all obligations and covenants under this Guarantee and may be dissolved and liquidated.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form may be made in this Guarantee thereafter to be issued as may be appropriate.

SECTION 3.2.                  Reports by the Guarantor.

During the term hereof, the Guarantor covenants:

(a)                                 to file with the Trustee, within 30 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Guarantor is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission pursuant to Section 314(a) of the Trust Indenture Act, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.  All reports, information and documents described in this Section 3.2(a) and filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor system shall be deemed to be filed with the Trustee;

(b)                                 to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission pursuant to Section 314(a) of the Trust Indenture Act, such additional information, documents and reports with respect to compliance by the Guarantor with the conditions and covenants provided for in this Guarantee and the Indenture, as may be required from time to time by such rules and regulations;

(c)                                  to transmit to all Holders of the Senior Notes within 30 days  after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to subsections (a) and (b) of this Section 3.2, as may be required by rules and regulations prescribed from time to time by the Commission pursuant to Section 314(a) of the Trust Indenture Act; and

(d)                                 to deliver to the Trustee, within 120 days after the end of each fiscal year of the Guarantor, a brief certificate from the principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Guarantor’s compliance with all conditions and covenants under this Guarantee.  For purposes of this Section 3.2, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Guarantee.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE IV

NOTICES

SECTION 4.1.                  Notices.

All notices, certificates or other communications to the Guarantor hereunder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at Principal Financial Services, Inc. 711 High Street, Des Moines, Iowa 50392, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Guarantor.

ARTICLE V

MISCELLANEOUS

SECTION 5.1.                  Effective Date; Termination.

The obligations of the Guarantor hereunder shall arise absolutely and unconditionally upon the date of the initial delivery of and authentication of the Senior Notes.  Subject to Section 2.6, this Guarantee shall terminate on such date as the Indenture is discharged and satisfied.

SECTION 5.2.                  Evidence of Compliance with Conditions Precedent.

The Guarantor shall provide the Trustee with such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee that relate to the matters set forth in Section 314(c) of the Trust Indenture Act.  Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers’ Certificate.

SECTION 5.3.                  Remedies Not Exclusive.

No remedy herein conferred upon or reserved to the Trustee or Holders of the Senior Notes is intended to be exclusive of any other available remedy or remedies, but, to the maximum extent permitted by law, each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guarantee or now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Trustee and Holders of the Senior Notes to exercise any remedy reserved to any of them in this Guarantee, to the maximum extent permitted by applicable law, it shall not be necessary to give any notice.  In the event any provision contained in this Guarantee should be breached, and thereafter duly waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  To the maximum extent permitted by applicable law, no waiver, amendment, release or modification of this Guarantee shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties to this Guarantee and consistent with the terms of the Indenture.

SECTION 5.4.                  Limitation of Guarantor’s Liability.

Any term or provision of this Guarantee notwithstanding, the Guarantee shall not exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 5.5.                  Entire Agreement; Counterparts.

This Guarantee constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

SECTION 5.6.                  Severability.

To the maximum extent permitted by applicable law, the invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Guarantee shall not affect the validity or enforceability of the remaining portions of this Guarantee, or any part thereof.

SECTION 5.7.                  Governing Law.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  This Guarantee is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required by the Trust Indenture Act to be a part of and govern this Guarantee, the latter provision shall control.  If any provision of this Guarantee modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee as so modified, or to be excluded, as the case may be, whether or not such provision of this Guarantee refers expressly to such provision of the Trust Indenture Act.

The Guarantor shall be an “obligor” with respect to the Senior Notes as such term is defined in and solely for the purposes of the Trust Indenture Act and shall comply with those provisions of the Indenture compliance with which is required by an “obligor” under the Trust Indenture Act.

SECTION 5.8.                  Amendment; Modification.

This Guarantee may be amended or modified pursuant to the terms of the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

PRINCIPAL FINANCIAL SERVICES, INC.

By:
Name:
Title: